Exhibit 5.1
DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com
T 410.580.3000
F 410.580.3001
April 18, 2008
Apartment Investment and Management Company
4582 S. Ulster St. Parkway, Suite 1100
Denver, Colorado 80237
Ladies and Gentlemen:
     We have served as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed on or about April 18, 2008, including the prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”), for offering by the Company from time to time of (i) senior, senior subordinated, or subordinated debt securities (the “Debt Securities”) consisting of debentures, notes, and/or other unsecured evidences of indebtedness, (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), (iii) shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), and (iv) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”), or Class A Common Stock (the “Class A Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”). The Company may guarantee (the “Guarantees”), which Guarantees will be full and unconditional, debt securities consisting of debentures, notes, and/or other unsecured evidences of indebtedness of AIMCO Properties, L.P., a Delaware limited partnership and subsidiary of the Company (the “OP Partnership Debt Securities”). The Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants, and the Guarantees are sometimes collectively referred to as the “Securities”. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
     (a) The Registration Statement, including the Preliminary Prospectus dated April 18, 2008, relating to the issuance of the Securities;
     (b) The Charter of the Company, as amended, restated, corrected, and supplemented to date (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
     (c) The By-Laws of the Company, as amended and restated and in effect on the date hereof (the “By-Laws”);
     (d) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the Securities;

Apartment Investment and Management Company
April 18, 2008
Page Two
     (e) A short-form good standing certificate for the Company, dated a recent date, issued by the SDAT;
     (f) A Certificate of Secretary (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters; and
     (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.
     We further assume that:
     (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Charter, By-Laws, and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
     (b) The Company will not issue any Securities in excess of the number or amount authorized by the Board of Directors from time to time.
     (c) The issuance, sale, amount, and terms of the Debt Securities (including Debt Securities that are the subject of Debt Securities Warrants) to be offered from time to time by the Company will be authorized and determined by proper Board Action in accordance with the Charter, By-Laws, and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Apartment Investment and Management Company
April 18, 2008
Page Three
     (d) Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”) that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Charter, By-Laws and applicable law.
     (e) To the extent that the obligations of the Company under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the “Trustee”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.
     (f) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Charter, By-Laws, and applicable law.
     (g) Prior to the issuance of any shares of the Preferred Stock (including Preferred Stock that is the subject of any of the Preferred Stock Warrants), or the Class A Common Stock (including Class A Common Stock that is the subject of any of the Class A Common Stock Warrants), there will exist, under the Charter, the requisite number of authorized but unissued shares of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or the Class A Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), or Class A Common Stock, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.
     (h) For shares of the Preferred Stock, or the Class A Common Stock represented by certificates, appropriate certificates representing shares of the Preferred Stock, or the Class A Common Stock will be executed and delivered upon issuance and sale of any such shares of the Preferred Stock, or the Class A Common Stock, as the case may be, and will comply with the Charter, By-Laws, and applicable law. For shares of the Preferred Stock, or the Class A Common Stock not represented by certificates, appropriate Board Action shall have been taken and appropriate written statements will be prepared and delivered upon issuance and sale of any such shares of the Preferred Stock, or the Class A Common Stock, as the case may be, and will comply with the Charter, By-Laws, and applicable law.

Apartment Investment and Management Company
April 18, 2008
Page Four
     (i) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Charter, By-Laws, and applicable law.
     (j) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.
     (k) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument, which may be the Indenture, (each, a “Guaranty Agreement”) that conforms to the description thereof set forth in the Prospectus Supplement, will be executed and delivered prior to or upon the issuance and sale of the Guarantees and the related OP Partnership Debt Securities, and will comply with the Charter, By-Laws, and applicable law.
     (l) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.
     Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations set forth below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:
     (1) When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Charter, By-laws, and applicable law, and, upon execution, issuance, and delivery of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of the Debt Securities pursuant to the exercise of one or more Debt Securities Warrants or the exchange of one or more series of the Preferred Stock exchangeable into the Debt

Apartment Investment and Management Company
April 18, 2008
Page Five
Securities, the Debt Securities will constitute valid and legally binding obligations of the Company.
     (2) Upon due authorization by Board Action of an issuance of Class A Common Stock, and upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such Class A Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Class A Common Stock pursuant to the exercise of one or more Class A Common Stock Warrants or the conversion one or more series of the Preferred Stock convertible into the Class A Common Stock, the shares of the Class A Common Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.
     (3) When a series of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter, By-Laws, and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Preferred Stock convertible into the Preferred Stock, the shares of the Preferred Stock represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.
     (4) When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter, By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.
     (5) When a series of the OP Partnership Debt Securities has been duly authorized and established, when the related Guarantees have been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter, By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Guaranty

Apartment Investment and Management Company
April 18, 2008
Page Six
Agreement against payment therefor in accordance with the terms and provisions of such Board Action, the Guaranty Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Company.
     The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:
     (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.
     (b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
     (c) We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.
     (d) We assume that the issuance of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or the Class A Common Stock, as the case may be, will not cause any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Charter.
     (e) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     (f) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Skadden, Arps, Slate,

Apartment Investment and Management Company
April 18, 2008
Page Seven
Meagher & Flom LLP in rendering their opinion to the Company in connection with the filing of the Registration Statement.
Very truly yours,
DLA Piper US LLP
/s/ DLA Piper US LLP